Exhibit 23.1

Deloitte LLP Fortis Place 5 Springdale Street Suite 1000 St. John’s, NL. A1E 0E4 Canada Tel: (709) 576-8480 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2019, relating to the financial statements of Fortis Inc. (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2018.

/s/ Deloitte LLP

St. John’s, Canada

January 31, 2020

Member of Deloitte Touche Tohmatsu Limited